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                                                          EXHIBIT 10.39


                                PROMISSORY NOTE


$1,280,180                                              Fremont, California
                                                        December 31, 1997


     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ATG Inc., a California corporation ("Payor"), hereby promises to pay Doreen M. Chiu ("Payee"), or order, the principal sum of One Million Two Hundred Eighty Thousand One Hundred Eighty Dollars ($1,280,180) with simple interest thereon at a rate of ten percent (10%) per annum from the date hereof. All payments on this Note shall be made at such address as the holder of this Note may advise Payor in writing, in lawful money of the United States of America.

     All accrued interest and the entire principal amount of this Note shall be payable on the fifteenth day following the date of delivery by Payee to Payor of written demand therefor. This Note may be prepaid in whole or in part at any time without penalty.

     Payor hereby waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. In the event that any suit or proceeding is instituted by the holder of this Note for collection hereof, the holder of this Note shall be entitled to repayment by the Payor of all costs and expenses incurred therewith, including court costs and attorneys' fees, regardless of whether a lawsuit is instituted. This Note may be extended or renewed by the holder hereof, at the holder's option, but no such extension or renewal shall be effective unless made in writing, and Payor acknowledges that it is not entitled to any extension or renewal and has been given no assurance of any nature with respect thereto. No failure on the part of the holder of this Note to exercise, or delay in exercising, any right, remedy or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any further exercise of such right, remedy, or privilege. The waiver by the holder of this Note of any default hereunder shall not be deemed, nor shall the same constitute, waiver of any subsequent default on the part of Payor of a same or different nature. This Note shall be governed by the laws of the State of California.


                                        ATG Inc., a California corporation


                                        By:  /s/ Steven J. Guerrettaz
                                             ------------------------
                                        Name:  Steven J. Guerrettaz
                                        Title:  Chief Financial Officer